UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-6365	41-0919654
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street - Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2019, Apogee Enterprises, Inc. (the “Company”) announced that, in connection with his promotion to President of the Company’s Architectural Framing Systems segment, Brent C. Jewell became entitled to receive a restricted stock award for 10,000 shares under the Company’s 2019 Stock Incentive Plan, once the plan had been approved by the Company’s shareholders. The 2019 Stock Incentive Plan was approved by the Company’s shareholders on January 14, 2020, and Mr. Jewell was awarded 10,000 shares of restricted stock, to vest in equal installments on January 14, 2021, August 5, 2021 and August 5, 2022, provided he remains employed by the Company and subject to the terms and conditions of the restricted stock award agreement. A copy of the 2019 Stock Incentive Plan is on file with the Securities and Exchange Commission as Appendix B to the Company’s proxy statement for the 2019 Annual Meeting.

The form of Restricted Stock Agreement used in connection with Mr. Jewell’s restricted stock award under the 2019 Stock Incentive Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2020, the Company held its 2020 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders, upon recommendation of the Company’s board of directors (the “Board”), approved four amendments to the Company’s Restated Articles of Incorporation (the “Articles”).

One of the amendments to the Articles establishes a majority vote standard for the election of directors, further strengthening the right of a majority of shareholders to elect the directors. Prior to this amendment, the voting standard applicable to the Company under the Minnesota Business Corporation Act was a plurality, which means that the nominees who had received the highest number of votes for election, up to the number of director positions subject to election, would have been elected to the Board.

Two additional amendments establish a majority vote standard for the removal of directors for cause and for the amendment of the director removal provision in the Articles. Prior to these amendments, the voting requirement to remove a director for cause or to amend the director removal provision was 80% of the outstanding shares.

The fourth amendment eliminated the “anti-greenmail provision” formerly contained in the Articles.

The foregoing description of the amendments to the Articles does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

Effective January 14, 2020, Donald A. Nolan was elected by the Board to succeed Bernard P. Aldrich as Non-Executive Chair of the Board.

At the Annual Meeting, the Company’s shareholders approved the Company’s 2019 Non-Employee Director Stock Plan (the “2019 Director Stock Plan”). A copy of the 2019 Director Stock Plan is on file with the Securities and Exchange Commission as Appendix C to the Company’s proxy statement for the 2019 Annual Meeting. The form of Restricted Stock Agreement and Deferred Restricted Stock Unit Agreement used in connection with the 2019 Director Stock Plan are attached hereto as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation of Apogee Enterprises, Inc., as filed with the Minnesota Secretary of State on January 15, 2020.

10.1	Form of Restricted Stock Agreement under the Apogee Enterprises, Inc. 2019 Stock Incentive Plan.

10.2	Form of Restricted Stock Agreement under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Incentive Plan.

10.3	Form of Deferred Restricted Stock Unit Agreement under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Incentive Plan.

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2020		APOGEE ENTERPRISES, INC.

	By:	/s/ Patricia A. Beithon
Patricia A. Beithon
General Counsel and Secretary